Exhibit 99.4
SYNTHRX, INC.
(A Development Stage Enterprise)
FINANCIAL STATEMENTS

SYNTHRX, INC.
(A Development Stage Enterprise)
BALANCE SHEET

	March 31,
	2011	December 31,
	(Unaudited)	2010
ASSETS
Current assets:
Cash	$1,011	$54,533
Certificates of deposit	—	12,270

Total current assets	1,011	66,803

Equipment, net	18,513	19,257

Total assets	$19,524	$86,060

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$302,566	$24,587
Accrued expenses	4,116	7,050

Total current liabilities	306,682	31,637

Notes payable — stockholder	275,000	275,000

Total liabilities	581,682	306,637

Stockholders’ deficit:
Common stock, $0.01 par value; 100,000 shares authorized; 1,000 shares issued and outstanding	1	1
Additional paid-in capital	1,045,268	1,045,268
Deficit accumulated during the development stage	(1,607,427)	(1,265,846)

Total stockholders’ deficit	(562,158)	(220,577)

Total liabilities and stockholders’ deficit	$19,524	$86,060

See accompanying notes to financial statements.

SYNTHRX, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

			Period from Inception
			(January 12, 2004)
	Three months ended March 31,		through
	2011	2010	March 31, 2011
Net sales	$—	$—	$—

Cost of goods sold	—	—	—

Gross margin	—	—	—

Operating expenses:
Research and development	3,000	9,000	292,655
General and administrative	336,843	16,804	898,770
In-process research and development	—	—	409,068

Total operating expenses	339,843	25,804	1,600,493

Loss from operations	(339,843)	(25,804)	(1,600,493)

Interest income	26	45	1,880
Interest expense	(1,746)	(555)	(8,796)

Loss before income taxes	(341,563)	(26,314)	(1,607,409)

Provision for income taxes	—	—	—

Net loss	$(341,563)	$(26,314)	$(1,607,409)

See accompanying notes to financial statements.

SYNTHRX, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
(Unaudited)

			Period from Inception
			(January 12, 2004)
	Three months ended March 31,		through
	2011	2010	March 31, 2011
Cash flows from operating activities:
Net loss	$(341,563)	$(26,314)	$(1,607,409)
Write off of in-process research and development	—	—	409,068
Stock based compensation	—	—	136,200
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	744	—	2,622
Increase/(decrease) in:
Accounts payable	277,979	(1,592)	302,567
Accrued expenses	(2,934)	555	4,116

Net cash used in operating activities	(65,774)	(27,351)	(752,836)

Cash flows from investing activities:
Investments in certificate of deposits	—	(45)	(12,270)
Proceeds from sales and maturities of certificate of deposits	12,252	—	12,252
Purchase of equipment	—	—	(21,135)

Net cash provided by investing activities	12,252	(45)	(21,153)

Cash flows from financing activities:
Capital contribution	—	—	500,000
Stockholder loans	—	100,000	275,000

Net cash provided by financing activities	—	100,000	775,000

Net increase/(decrease) in cash	(53,522)	72,604	1,011
Cash at beginning of period	54,533	31,663	—

Cash at end of period	$1,011	$104,267	$1,011

See accompanying notes to financial statements.

SYNTHRX, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS
Note 1 — Business organization and summary of significant accounting policies:

Nature of operations: The corporation is a development-stage enterprise developing a purified form of a rheologic and antithrombotic agent, Poloxamer 188, or P188. During the period from January 12, 2004 (date of inception) through March 31, 2011, the Company has devoted substantially all of its efforts to business planning and research and development. Accordingly, the Company is considered to be in the development stage. The Company is an early stage enterprise and is subject to all of the risks associated with development stage companies.

Management is evaluating various strategic options, including the sale or exclusive license of the Company’s product candidate program, a strategic business merger and other similar transactions, certain of which may result in a change of control of the Company. There can be no assurances that the Company will be successful in consummating a strategic transaction on a timely basis or at all.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Cash equivalents: Cash equivalents include all cash balances and highly-liquid investments with a maturity of three months or less when acquired. At March 31, 2011, the Company did not have any cash equivalents.

Equipment: Equipment is stated at cost. Depreciation is calculated using the straight-line method over estimated useful lives of the assets. Repairs and maintenance are expensed as incurred.

Research and development expenses: Research and development expenses (“R&D”) are comprised of costs incurred in performing R&D activities including consulting and development costs. Research and development costs are expensed as incurred.

General and administrative expenses: General and administrative expenses include legal, finance and facilities. In addition, general and administrative expenses include fees for professional services, intellectual property protection and occupancy costs. These costs are expensed as incurred.

Purchased in-process research and development: The Company entered into a license agreement with CytRx Corporation (“CytRx”) in June 2004 in exchange for 199 shares of the Company’s common stock and a cash payment of $228,164. CytRx granted SynthRx an exclusive license to certain identified CytRx patent rights. The estimated fair value of the license agreement, which had not reached technological feasibility, had no alternative future use, and had uncertainty in generating future economic benefits, was expensed. Accordingly, in 2004, the Company wrote off $409,068 of acquired R&D.

Patent costs: Legal costs in connection with patent applications are expensed as incurred and classified as general and administrative expenses.

Income taxes: The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in future periods based on enacted laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the year in deferred tax assets and liabilities.

The Company adopted the new accounting for uncertainty in income taxes guidance on January 1, 2009. The adoption of that guidance did not result on the recognition of any unrecognized tax benefits and the Company has no unrecognized tax benefits at March 31, 2011. The Company’s U.S. Federal and state income tax returns prior to fiscal year 2008 are closed. Management continually evaluates expiring statutes of limitations, audit, proposed settlements, changes in tax law and new authoritative rulings.

Note 2 — Investments:

At March 31, 2011, total Federally insured certificates of deposits had been cashed in. Income from certificates of deposit held during the years ended December 31, 2010 and 2009 were $182 and $324, respectively.

Note 3 — Equipment:
Equipment consists of the following at March 31, 2011:

Microscope	$21,135
Less accumulated depreciation	(2,622)

Total	$18,513

Note 4 — Notes payable — stockholder:
Notes payable — stockholder consists of the following:

Loan (A)	$25,000
Loan (B)	50,000
Loan (C)	100,000
Loan (D)	100,000

Total	275,000

Less current portion	—

Long-term portion	$275,000

(A)	On June 30, 2008, the Company borrowed $25,000 from Dr. Robert Hunter. The note payable is due in full on or before June 30, 2013. Interest at 3.84% is due annually beginning July 1, 2010.

(B)	On January 31, 2009, the Company borrowed $50,000 from Dr. Robert Hunter. The note payable is due in full on or before December 2013. Interest at 2.48% is due annually beginning January 1, 2011.

(C)	On March 29, 2010, the Company borrowed $100,000 from Dr. Robert Hunter. The note payable is due in full on or before December 31, 2014. Interest at 2.48% is due annually beginning April 1, 2011.

(D)	On October 29, 2010, the Company borrowed $100,000 from Dr. Robert Hunter. The note payable is due in full on or before December 31, 2014. Interest at 2.48% is due annually beginning November 1, 2011.
Note 5 — Stockholders’ equity:
The Company is authorized to issue 200,000 shares of stock consisting of 100,000 shares of common stock, par value $0.001 per share and 100,000 shares of preferred stock.

On October 20, 2003, Dr. Robert L. Hunter and CytRx entered into an agreement to provide for the formation and operation of SynthRx. In consideration with the agreement, SynthRx issued Dr. Robert Hunter 801 shares of its common stock equal to 80.1% of the total outstanding capital stock of SynthRx and issued CytRx 199 shares of its common stock equal to 19.9% of the total outstanding capital stock of SynthRx.

Note 5 — Stockholders’ equity (concluded):

On October 28, 2004, Dr. Robert L. Hunter issued 150 shares of common stock to two individuals for services they had performed for the Company. The fair value of these shares at the time they were issued was $136,200 which was recorded as additional paid-in capital and general and administrative expenses.

Note 6 — Income taxes:

Due to the Company’s historical net loss position, and as a full valuation allowance against deferred tax assets has been recorded, there is no provision or benefit for income taxes recorded for the three months ended March 31, 2011 and 2010.

The Company has established a full valuation allowance against the deferred tax assets due to the uncertainty surrounding the realization of such assets. The Company has determined it is more likely than not that the deferred tax assets are not realizable due to its historical loss position.

At December 31, 2010, the Company had Federal income tax net operating loss carryforwards of approximately $723,000. The Federal tax carryforwards will begin expiring in 2024. Under Section 382 of the Internal Revenue Code of 1986, as amended, substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset taxable income. Any such annual limitation may significantly reduce the utilization of the net operating losses before they expire.

Note 7 — License agreement:

On June 8, 2004, the Company entered into a license agreement with CytRx in exchange for 199 shares of the Company’s common stock and a non-refundable cash payment of $228,164. The fair value of common stock issued in exchange for these rights and the cash payment, in the amount of $409,068, were charged to research and development expense in the year ended December 31, 2004 (see Note 1).

Upon attainment of certain milestones, which include regulatory approvals and first commercial sales, the Company may be obligated to pay fees of up to $8,000,000.

The Company is obligated to pay a royalty of 5% of sales under the license to FlOCOR Intellectual Property, 5% of sales under the license for Anti-Infectives Intellectual Property and 4% of sales under the license for OptiVax Intellectual Property.

Note 8 — Subsequent event:
In April 2011, the Company merged with Adventrx Pharmaceuticals, Inc. and Subsidiaries (“Adventrx”) pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2011. All shares of the Company were purchased for 2,938,773 shares of Adventrx common stock and potentially an aggregate of 13,478,050 shares if certain milestones are achieved.